UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 22, 2008

Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On April 24, 2008, the board of directors of VIST Financial Corp. (“VIST”), at its annual reorganization meeting, elected Mr. Robert D. Carl, III to the board of directors as a Class III director with a term expiring at the annual meeting of shareholders in 2009.  Mr. Carl has not yet been appointed to serve on any specific committees of the board of directors of VIST.  Mr. Carl was also elected a director of VIST Bank, VIST’s wholly-owned banking subsidiary (the “Bank”).  Mr. Carl will be compensated for his services as a director on the same basis as other non-employee directors of VIST and the Bank, including annual retainers, fees for attending board and committee meetings, and eligibility to receive other stock-based awards under VIST’s Non-Employee Director Compensation Plan and 2007 Equity Incentive Plan.

Mr. Carl, age 54, is presently President and Chief Executive Officer of CSCM, Inc., Atlanta Georgia, an owner of freestanding diagnostic imaging centers.  Previously, Mr. Carl was founder, Chairman, President and Chief Executive Officer of Health Images Inc., a former NYSE-listed company that operated over 50 diagnostic imaging centers in the United States and the United Kingdom, which was sold in 1997.  Mr. Carl beneficially owns 242,945 shares of VIST common stock, of which he disclaims beneficial ownership of 46,156 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: April 25, 2008

	By:	Robert D. Davis
Robert D. Davis
President and Chief Executive Officer